Exhibit 20.2
Page 1 of 4

Navistar Financial 1994-A Owner Trust
For the Month of November 1996
Distribution Date of December 16, 1996

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                 $63,352,416.13
Beginning Pool Factor                       0.2262413

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $4,051,670.38
  Interest Collected                      $460,246.46

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $211,505.35
Total Additional Deposits                 $211,505.35

Repos/Chargeoffs                          $102,684.32
Aggregate Number of Notes Charged Off              34

Total Available Funds                   $4,723,422.19

Ending Pool Balance                    $59,198,061.43
Ending Pool Factor                          0.2114054

Servicing Fee                             $ 52,793.68

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $6,006,963.58
  Target Percentage                             10.00%
  Target Balance                        $5,919,806.14
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                       $(87,157.44)
  Ending Balance                        $5,919,806.14

Current Weighted Average APR:                  8.412%
Current Weighted Average
  Remaining Term (months):                      19.9

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             832,276.92      630
    31-60 days                             118,223.28       94
    60+ days                                38,679.61       21

    Total                                  989,179.81      635

  Balances:  60+ days                      584,210.21       21

Memo Item - Reserve Account

  Prior Month                           $5,752,441.43
  + Invest. Income                          23,628.74
  + Transfer from Collections Account      230,893.41
    Beginning Balance                   $6,006,963.58

Exhibit 20.2
Page 2 of 4

Navistar Financial 1994-A Owner Trust
For the Month of November 1996

                                                                NOTES
                                                     CLASS A-1
                                      TOTAL       (MONEY MARKET)     CLASS A-2        CERTIFICATES
Original
 Pool Amount Dist.:              $280,021,471.35  $89,606,000.00  $180,614,000.00    $9,801,471.35
 Distribution Percentages                                  0.00%           95.50%            4.50%
 Turbo Percentages                                       100.00%            0.00%            0.00%
 Coupon                                                   4.531%           5.930%           6.260%

Beginning Pool Balance            $63,352,416.13
Ending Pool Balance               $59,198,061.43
Collected Principal                $4,051,670.38
Collected Interest                   $460,246.46
Charge-Offs                          $102,684.32
Liquidation Proceeds/Recoveries      $211,505.35
Servicing                             $52,793.68
Cash Transfer to Reserve Account    ($230,893.41)
  Total Collections Available      $4,439,735.10
    for Debt Service

Beginning Balance                 $57,537,140.40           $0.00   $53,715,193.94    $3,821,946.46

Interest Due                         $285,380.40           $0.00      $265,442.58       $19,937.82
Interest Paid                        $285,380.40           $0.00      $265,442.58       $19,937.82
Principal Due                      $4,154,354.70           $0.00    $3,967,408.74      $186,945.96
Principal Paid                     $4,154,354.70           $0.00    $3,967,408.74      $186,945.96
Turbo Principal                            $0.00           $0.00            $0.00            $0.00

Ending Balance                    $53,382,785.70           $0.00  $ 49,747,785.20    $3,635,000.50
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.2754370381     0.3708627375

Total Distributions                $4,439,735.10           $0.00    $4,232,851.32      $206,883.78

Interest Shortfall                         $0.00           $0.00            $0.00            $0.00
Principal Shortfall                        $0.00           $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00            $0.00            $0.00

Excess Servicing                           $0.00

Beginning Reserve Account Balance  $6,006,963.58    See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       $(87,157.44)
Ending Reserve Account Balance     $5,919,806.14

Exhibit 20.2
Page 3 of 4

Navistar Financial 1994-A Owner Trust
For the Month of November 1996
                         This page has been computed as is customarily done. See page 4 of 4 for adjustment computations.

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percentage Trigger

                                 5              4               3               2               1
                             July 1996       Aug 1996        Sep 1996        Oct 1996        Nov 1996

Beg. Pool Balance         $86,595,820.75  $78,247,021.08  $72,892,189.90  $68,378,586.60  $63,352,416.13

A) Loss Trigger:
Principal of Contracts
  Charged off              $2,363,777.27     $239,575.02      $22,663.64     $139,276.75     $102,684.32
Recoveries                 $2,467,479.20      $77,252.07      $93,907.22     $162,015.05     $211,505.35

Total Charged off
  (Months 5,4,3)           $2,626,015.93
Total Recoveries
  (Months 3,2,1)              467,427.62
Net Loss/(Recoveries)
  for 3 Mos.               $2,158,588.31(a)

Total Balance
  (Months 5,4,3)         $237,735,031.73(b)

Loss Ratio [(a/b)(12)]          10.8958%

Trigger:  Is Ratio> 1.5%          Yes

B) Delinquency Trigger:
   Balance delinquency
     60+ days                                                $372,923.56      $85,734.39     $584,210.21
   As % of Beginning
     Pool Balance                                               0.51161%        0.12538%        0.92216%
   Three Month Average                                          0.52085%        0.32664%        0.51972%

Trigger:  Is Average> 2.0%          No

C) Noteholders Percent Trigger:     2.1141%
   Ending Reserve Account Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger: Is Minimum < 1.0%          No

Exhibit 20.2
Page 4 of 4

Navistar Financial 1994-A Owner Trust
For the Month of November 1996

     SPECIAL REPORT The  recent  bankruptcy of one large  obligor  has created a distortion in the loss statistics as customarily reported (see page 3 of 4). The loss trigger formula is based on the assumption that recoveries follow losses by approximately 60 days. The distortion appears since, in this case, repossessions and recoveries occurred in the same month. Presented below are loss statistics restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                 5               4               3                 2                1
                             July 1996        Aug 1996        Sep 1996          Oct 1996         Nov 1996

Beg. Pool Balance         $84,270,559.76*  $78,247,021.08   $72,892,189.90   $68,378,586.60   $63,352,416.13

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                 $38,516.28*     $239,575.02       $22,663.64      $139,276.75      $102,684.32
Recoveries                    $64,886.85*      $77,252.07       $93,907.22      $162,015.05      $211,505.35

Total Charged off
  (Months 5,4,3)             $300,754.94*
Total Recoveries
  (Months 3,2,1)              467,427.62
Net Loss/(Recoveries)
  for 3 Mos.                ($166,672.68)*(a)

Total Balance
  (Months 5,4,3)         $235,409,770.74*(b)

Loss Ratio Annualized [(a/b)(12)]-0.8496%*[restated]  VS.  10.8958% [Entire Pool (see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                           Yes


** This special report began in February 1996. At that point a substantial number of vehicles were repossessed from a large, bankrupt obligor. In
   July 1996, Navistar Financial repossessed all remaining vehicles from this obligor. The July activity is now creating the same type of distortion
   (described above) caused by the February activity. Therefore, the above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the December 1996 Settlement
   Statement. **

  Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer